Shandong Longkang Fruit Juice Co., Ltd.
Qingshui South Road 48, Laiyang City

Sales Contract
Date: Feb. 16th, 2009
Buyer: Yantai Jinyuan Food Co., Ltd.

Supplier: Shandong Longkang Fruit Juice Co., Ltd.

Name of the Product:	Quantity:	Unit of Measuring (ton):	Unit Price (Yuan):	Total Value (Yuan):
Concentrated Pear Juice	3,000	Ton	18,000	54,000,000
Customer’s requirement: Index:	Sugar: 70+/-1 Acidity: above 1.0 Color: above 55 Micro-organism and pesticide residues should be in line with national standards.

ⅠQuality conditions: The quality condition should satisfy the customer’s requirements and should be in line with the national standards.

Ⅱ Packing requirements:

1 Goods should be packed by iron drums outside and aseptic plastic bags inside; or according to the requirement with net weight of 275 kg each.

2 The iron drums and aseptic plastic bags should be intact and should be in line with the national food sanitation standards.

Ⅲ Terms of payment: The factory will pay cash while accepting the goods.

Ⅳ Delivery time: See Annex (if there is any change, notice will be made immediately)

Feb.—440 tones

The delivery time of the rest number will be notified later.

Ⅴ Insurance: The buyer should be responsible for the insurance.

Ⅵ Inconsistent quantity: If the quantity is inconsistent with the contract, the buyer shall notify the supplier within 30 days after having received the goods. The suppler shall not be liable for the lost caused by transportation.

Ⅶ Force Majeure: Both parties shall not be liable for the violation of the contract caused by force majeure, but the supplier shall notify the buyer without delay.

Ⅷ Arbitration: All disputes arising out of the performance of, or relating to the contract, shall be settled amicably through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted to the local Arbitration Commission, for arbitration in accordance with its Ruled of Arbitration. The arbitration award is final and shall have binding force upon the two parties.

Ⅸ Other terms:

This contract is in duplicate; each party retains one copy. Each party retains one copy of the signature. This contract comes into force after the signature by representative of each party, and the contract ends when the delivery is over.

Supplier: /s/ Shandong Longkang Fruit Juice Co., Ltd.

Buyer: /s/ Yantai Jinyuan Food Co., Ltd.

Agent:	Agent:

Date: Feb. 16th, 2009	Date: Feb. 16th, 2009